EXHIBIT 28
                                                                      ----------


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "ASSIGNMENT AND ACCEPTANCE") dated as of July 22, 2004 is made between JPMorgan Chase Bank, successor by merger with Morgan Guaranty Trust Company of New York (the "ASSIGNOR") and FBA II, Inc. ("FBA II") and JMD Delaware, Inc. and JJO Delaware, Inc., as trustees for the 1997 Irrevocable Trust for Micky Arison (the "TRUST," and together with FBA II, the "ASSIGNEES").


                                    RECITALS

         WHEREAS, the Assignor is party to that certain Amended and Restated Credit Agreement dated as of December 13, 2001, as amended by that certain First Modification of Amended and Restated Credit Agreement dated as of February 28, 2002, that certain Second Modification of Amended and Restated Credit Agreement dated as of July 18, 2002, that certain Third Modification of Amended and Restated Credit Agreement dated as of January 13, 2003, that certain Fourth Modification of Amended and Restated Credit Agreement dated as of April 30, 2003, that certain Fifth Modification of Amended and Restated Credit Agreement dated as of July 14, 2003, and that certain Sixth Modification of Amended and Restated Credit Agreement dated as of May 28, 2004 (as the same may be further amended from time to time, the "CREDIT AGREEMENT"), made by and between the Assignor and the Miami Heat Limited Partnership, a Florida limited partnership (the "BORROWER"). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement;

         WHEREAS, Loans (the "LOANS") made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $260,000,000.00 are outstanding at the date hereof; and

         WHEREAS, the Assignor wishes to sell and assign to the Assignees the Loans and all rights and obligations of the Assignor under the Credit Agreement, on the terms and subject to the conditions set forth herein, and the Assignees wish to purchase the Loans and accept the assignment of all such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.       ASSIGNMENT AND ACCEPTANCE.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignees, and (ii) FBA II hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) thirty-three and one-third percent (33.33%) of, and the Trust hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) sixty-six and two-thirds percent (66.67%) of (A) the Loans and (B) all rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Credit Documents, including without limitation the Assignor's:


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                         (i)    rights under the Amended and Restated Promissory
Note, dated May 28, 2004, by the Borrower in favor of the Assignor in the principal amount of $215,000,000 (the "TRANCHE A NOTE") and the Amended and Restated Tranche B Promissory Note, dated January 13, 2003 (as revised April 30, 2003 and July 14, 2003), by the Borrower in favor of the Assignor in the principal amount of $45,000,000 (the "TRANCHE B NOTE");

                         (ii)   security interest in the Collateral and rights
under the Amended and Restated Pledge Agreement, dated as of December 13, 2001, between MA 1994 B Shares, L.P. (the "PLEDGOR") and the Assignor, as amended by that certain First Modification of Amended and Restated Pledge Agreement dated as of July 18, 2002, and that certain Second Modification of Amended and Restated Pledge Agreement dated as of January 13, 2003;

                         (iii)   rights under the Amended and Restated Guaranty,
dated as of December 13, 2001, by the Pledgor in favor of the Assignor; and

                         (iv)    rights under the Custodial Account Control
Agreement, dated as of December 13, 2001, among the Pledgor, the Assignor, and The Northern Trust Company.

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignees shall be parties to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of the Assignor under the Credit Agreement. It is the intent of the parties hereto that the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignees.

         2. PAYMENTS. As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, (i) FBA II shall pay to the Assignor on the Effective Date in immediately available funds, an amount equal to eighty-six million six hundred sixty-six thousand six hundred sixty-six dollars and sixty-seven cents ($86,666,666.67) (the "FBA II PAYMENT") and (ii) the Trust shall pay to the Assignor on the Effective Date in immediately available funds, an amount equal to one hundred seventy-three million three hundred thirty-three thousand three hundred thirty-three dollars and thirty-three cents ($173,333,333.33) (the "TRUST PAYMENT").

         3. REALLOCATION OF PAYMENTS. Any interest, fees and other payments accrued to the Effective Date with respect to the interests and obligations assigned and assumed by the Assignees shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the interests and obligations assigned and assumed by the Assignees shall be for the account of the Assignees. Each of the Assignor and the Assignees agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

         4. INDEPENDENT CREDIT DECISION. The Assignees (a) acknowledge that they have received a copy of the Credit Agreement and the Exhibits thereto, together with such other documents and information as they have deemed appropriate to make their own credit and legal


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analysis and decision to enter into this Assignment and Acceptance; and (b)
agree that they will, independently and without reliance upon the Assignor, based on such documents and information as they shall deem appropriate at the time, continue to make their own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5.       EFFECTIVE DATE; NOTICES.

                  (a) As between the Assignor and the Assignees, the effective date for this Assignment and Acceptance shall be July 22, 2004 (the "EFFECTIVE DATE"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                         (i)     this Assignment and Acceptance shall be
executed and delivered by the Assignor and the Assignees;

                         (ii)    the consent of the Borrower required for an
effective assignment of the Loans by the Assignor to the Assignees shall have been duly obtained;

                         (iii)   FBA II shall pay to the Assignor the FBA II
Payment;

                         (iv)    the Trust shall pay to the Assignor the Trust
Payment; and

                         (v)     the Assignor shall have delivered or shall
cause to be delivered to the Assignees the Tranche A Note and the Tranche B
Note.

         6.       REPRESENTATIONS AND WARRANTIES.

                  (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Loans and the rights being assigned by it hereunder and that such interest and rights are free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by the Borrower in or in connection with the Credit Agreement and the other Credit Documents. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the


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performance or observance by the Borrower of any of its respective obligations under the Credit Agreement and the other Credit Documents or any other instrument or document furnished in connection therewith.

                  (c) The Assignees represent and warrant that (i) they are duly organized and existing and they have full power and authority to take, and have taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by them in connection with this Assignment and Acceptance, and to fulfill their obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for their due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement or other Credit Documents, no further action by, or notice to, or filing with, any Person is required of them for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by them and constitutes the legal, valid and binding obligation of the Assignees, enforceable against the Assignees in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         7.       FURTHER ASSURANCES.

                  (a) The Assignor and the Assignees each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower, which may be required in connection with the assignment and assumption contemplated hereby.

                  (b) Without limiting the generality of the foregoing, the Assignor shall promptly take all necessary steps to terminate all financing statements filed on its behalf in connection with the Credit Agreement and the Credit Documents, including without limitation that certain UCC-1 (File No. 1074714 2) filed on May 29, 2001 in the State of Delaware, as amended December 13, 2001, in favor of the Assignor.

         8.       MISCELLANEOUS.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignees shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.


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                  (d)    This Assignment and Acceptance may be executed in any
number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED SOLELY IN NEW YORK. The Assignor and the Assignees each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEES EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).



              [The Remainder of This Page Intentionally Left Blank]




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                  IN WITNESS WHEREOF, the Assignor and the Assignees have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                  JPMORGAN CHASE BANK  (Assignor)


                                  By:      /s/ Paul LaHiff
                                           ---------------------------------
                                  Title:   Paul LaHiff
                                  Address: Vice President
                                           345 Park Avenue
                                           New York, NY 10154




                                  FBA II, INC.  (Assignee)



                                  By:      /s/ Eric S. Woolworth
                                           ---------------------------------
                                           Eric S. Woolworth
                                  Title:   Vice President / Secretary
                                  Address: 601 Biscayne Boulevard
                                           Miami, FL 33132




                                  1997 IRREVOCABLE TRUST FOR MICKY ARISON
                                  (Assignee)

                                  By:  JMD DELAWARE, INC.,
                                       trustee


                                  By:      /s/ John J. O'Neil
                                           ---------------------------------
                                           John J. O'Neil
                                  Title:   Vice President / Trust Officer
                                  Address: 1201 N. Market Street
                                           Wilmington, DE 19801




                                  By:  JJO DELAWARE, INC.,
                                       trustee


                                  By:      /s/ John J. O'Neil
                                           --------------------------------
                                           John J. O'Neil
                                  Title:   President
                                  Address: 1201 N. Market Street
                                           Wilmington, DE  19801

         Miami Heat Limited Partnership, in its capacity as the Borrower under the Credit Agreement and as required by Section 8.3(c) of the Credit Agreement, hereby consents, with effect as of the date hereof, to the execution of this Assignment and Acceptance Agreement.



                                  MIAMI HEAT LIMITED PARTNERSHIP



                                  By:  FBA II, INC.,
                                       its general partner



                                  By:      /s/ Eric S. Woolworth
                                           ---------------------------------
                                           Eric S. Woolworth
                                  Title:   Vice President / Secretary
                                  Address: 601 Biscayne Boulevard
                                           Miami, FL 33132